April 25, 2001


John Hancock Institutional Series Trust
101 Huntington Avenue
Boston, MA 02199

Re:      John Hancock Institutional Series Trust (the "Trust") on behalf of:
               John Hancock Active Bond Fund
               John Hancock Dividend Performers Fund
               John Hancock International Equity Fund
               John Hancock Medium Capitalization Growth Fund
               John Hancock Small Capitalization Value Fund
               John Hancock Focused Small Cap Growth Fund (formerly John Hancock
                 Small Capitalization Growth Fund)
               John Hancock Core Growth Fund
               John Hancock Core Value Fund
               John Hancock Independence Diversified Core Equity Fund II
               John Hancock Independence Medium Capitalization Fund
               John Hancock Independence Balanced Fund (together "the Funds")

           File Nos. 33-86102; 811-8852 (0000932683)
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Ladies and Gentlemen:

In connection with the filing of Post Effective Amendment No. 14 under the Securities Act of 1933, as amended, and Amendment No. 15 under the Investment Company Act of 1940, as amended, for John Hancock Institutional Series Trust it is the opinion of the undersigned that the Trust's shares when sold will be legally issued, fully paid and nonassessable.

In connection with this opinion it should be noted that the Fund is an entity of the type generally known as a "Massachusetts business trust." The Trust has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts. Under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. However, the Trust's Declaration of

Trust disclaims shareholder liability for obligations of the Trust and indemnifies the shareholders of a Fund, with this indemnification to be paid solely out of the assets of that Fund. Therefore, the shareholder's risk is limited to circumstances in which the assets of a Fund are insufficient to meet the obligations asserted against that Fund's assets.


                                  Sincerely,


                                  /s/Brian Langenfeld
                                  -------------------
                                  Attorney and Assistant Secretary